EXHIBIT 99.2

Robert Spear

Helen of Troy Ltd - SVP & Chief Information Officer

Gerald J. Rubin

Helen of Troy Ltd - Chairman, CEO & President

Thomas J. Benson

Helen of Troy Ltd - CFO & SVP-Finance

CONFERENCE CALL PARTICIPANTS

Gary Giblen

Goldsmith and Harris - Analyst

Douglas Lane

Jefferies & Co. - Analyst

Mimi Noel

Sidoti & Company - Analyst

Steve Friedman

Wachovia - Analyst

John Curry

Principal Global Investments - Analyst

Rommel Dionisio

Wedbush Morgan Securities, Inc. - Analyst

PRESENTATION

Operator

Good morning, and welcome, ladies and gentlemen, to the Helen of Troy first quarter conference call for fiscal 2009. At this time, I would like to inform you that all participants are in a listen-only mode. At the request of the Company, we will open the conference up for questions and answers after the presentation. Our speakers for this morning’s conference call is Gerald Rubin, Chairman, Chief Executive Officer and President; Thomas Benson, Senior Vice President and Chief Financial Officer, and Robert Spear, Senior Vice President and Chief Information Officer. I’ll now turn the conference call over to Mr. Robert Spear. Please go ahead, sir.

Robert Spear - Helen of Troy Ltd - SVP & Chief Information Officer

Good morning, everyone. The agenda for this morning’s conference call is as follows: We’ll have a brief forward-looking statement review, followed by Mr. Rubin, who will discuss our first quarter earnings release and related results of operations for Helen of Troy, followed by a financial review of our income statement and balance sheet for the quarter by Tom Benson, our Chief Financial Officer. And finally, we’ll open it up for questions and answers for those of you with any further questions.

Safe Harbor: This conference call may contain certain forward-looking statements that are based on management’s current expectation with respect to future events or financial performance. A number of risks or uncertainties could cause actual results to differ materially from historical or anticipated results. Generally, the words anticipates, believes, expects and other similar words identify forward-looking statements. The Company cautions listeners to not place undue reliance on forward-looking statements. Forward-looking statements are subject to risks that could cause such statements to differ materially from actual Before I turn the conference call over to our Chairman, Mr. Rubin, I would like to inform all interested parties that a copy of today’s earnings release has been posted to our website at www.hotus.com. The release can be accessed by selecting the Investor Relations tab on our home page, and then the News tab. I’ll now turn the conference over to Mr. Gerald Rubin, Chairman, CEO and President of Helen of Troy.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Thank you, Bob, and good morning to everyone. Helen of Troy, Limited today reported record first quarter sales and an earnings increase of 28.9%, excluding significant items for the quarter ended May 31st, 2008. First quarter sales increased 3.4% to a record $145 million, versus sales of $140,170,000 in the same period of the prior year. First quarter net earnings, which includes significant — several significant items were 5,558,000 or $0.18 per fully diluted share compared with 10,117,000 or $0.32 per fully diluted share for the same period in the prior year.

First quarter net earnings include the following significant items, net of their related income tax benefits or expense: An impairment charge of $7.6 million or $0.25 per fully diluted share relating to the write-down of intangible assets, primarily trademarks, as a non-cash item, as we discussed last quarter; a bad debt charge for uncollectible accounts receivable of 2.5 million or $0.08 per fully diluted share related to a significant customer bankruptcy filing, as we also discussed last quarter; and gains on casualty insurance settlements of $2.6 million, or $0.09 per fully diluted share, primarily related to a warehouse fire that we had in Latin America. Excluding these significant items, non-GAAP earnings were 13,044,000 or $0.42 per fully diluted share versus 10,117,000 or $0.32 per fully diluted share for the same period in the prior year, an increase in non-GAAP earnings of 28.9%. Gross margins for the first quarter were 43.5%, compared to 42.8% in the first quarter of the prior year, an improvements of 0.7 percentage points. First quarter sales in the housewares segment increased 15.3% to 38,472,000, compared to 33,358,000 for the same period last year, reflecting continued strength in our OXO brands worldwide.

Sales in our Personal Care segment decreased slightly to 106,531,000, or 0.3% in the first quarter, compared to 106,812,000 for the same period last year, reflecting the continuing difficult retail environment. We are very pleased with our record sales for the first quarter. During the period, our sales increased in our housewares segment and they held steady in our Personal Care segment. SG&A expenses were 45,600,000 or 31.4% of sales versus 45,700,000 or 32.6% of sales for the first quarter of the prior year, an improvement of 1.2 percentage points. Operating income before impairment charge for the first quarter increased to 17,426,000, versus 14,301,000 in the prior first quarter, an increase of 21.9%. And as of May 31st, 2008, Helen of Troy’s balance sheet remained strong with cash, trading securities, temporary and long-term investments of 97.4 million, compared to 59.6 million at the end of the first fiscal quarter of the prior year, and stockholders’ equity of 574 million, an increase of 46 million from the comparable period last year. Our inventory level was 149.7 million, a decrease of 6.5 million or 4.2% from the comparable period last year.

The current book value of Helen of Troy’s common shares is approximately $18.52 per fully diluted share. EBITDA, which is earnings before interest, taxes, depreciation and amortization, before significant items was 22.3 million for the first quarter, versus 18.2 million for the first quarter of the prior year, an increase of 22.7%. We continue to execute our strategic plan for fiscal 2009. The economic environment continues to remain challenging. As a major leader in our product categories to our retail partners, we believe we are poised to effectively react to changes in the marketplace as they occur. We stand ready to take advantage of improvements in the future retail environment.

I now would like to turn this conference call over to Tom Benson, our CFO, for a financial review.

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

Thank you, Gerry, and good morning, everyone. In the first quarter, we experienced year-over-year sales growth despite a difficult domestic retail environment, where many of our retail partners faced slowing same store sales trends. Our sales growth was driven by our housewares and international businesses, which grew 15.3%, and 9.1%, respectively, compared to the same quarter last year. Gross profit margins improved by 0.7 percentage points year-over-year. First quarter selling, general and administrative expense as a percentage of sales decreased by 1.2 percentage points year-over-year. Selling, general and administrative expense includes a pretax charge of $3.9 million for Linens ‘n Things’ receivables that are estimated to be uncollectible, partly offset by pretax gains on casualty insurance settlements of $2.7 million. We recorded pretax impairment charges totaling $7.8 million, which I will discuss in further detail shortly.

We reached an agreement to settle the consolidated securities class action lawsuits against the Company and two officers. First quarter net sales increased 3.4% year-over-year. Net sales for the first quarter of fiscal 2009 was $145 million, compared to $140.2 million in the prior year first quarter. This is an increase of $4.8 million, or 3.4%. Our first quarter operating income before impairment charges increased by 21.9% in dollar terms year-over-year. Operating income before impairment charges in the first quarter of fiscal 2009 was $17.4 million, which is 12% of net sales, compared to $14.3 million, or 10.2% of net sales in the prior year quarter. This represents an increase of $3.1 million or 21.9%. First quarter net earnings decreased 45.1% in dollar terms year-over-year. Net earnings for the first quarter of fiscal 2009 was $5.6 million, or 3.8% of net sales, compared to $10.1 million, or 7.2% of net sales in the prior year first quarter. This is a decrease in net earnings of $4.6 million or 45.1%.

During the quarter, we had three items that impacted our net earnings that we do not expect to incur in the normal course of business. We recorded an after tax bad debt charge of $2.5 million for Linens ‘n Things’ accounts receivable that are estimated to be uncollectible. As we informed you on our last call, Linens’ holding company filed for protection under Chapter 11 of the   U.S. Bankruptcy Code. Linens’ accounts receivable are unsecured and there is uncertainty as to the amount we may ultimately recover, if any. These circumstances, when evaluated with information obtained subsequent to the bankruptcy, led us to believe that this adjustment was appropriate. We had after tax gains on casualty insurance settlements of $2.6 million, primarily related to a third party warehouse fire in Latin America.

We have historically completed our analysis of the carrying value of our goodwill and other intangible assets and our analysis of the remaining useful lives of our intangible assets, other than goodwill, during the first quarter of each fiscal year. As a result of this year’s analysis, we recorded after tax non-cash impairment charges of $7.6 million. Earnings before the above items were $13 million in the first quarter of fiscal 2009, which is 9% of net sales, compared to $10.1 million or 7.2% of net sales in the prior year first quarter. This represents an increase of $2.9 million, or 28.9% increase. First quarter diluted earnings per share was $0.18, compared to $0.32 in the prior year first quarter, a decrease of $0.14 or 43.8%. Excluding the impact of the three items referred to previously, diluted earnings per share increased by 31.3%. Diluted earnings per share excluding the three items was $0.42 in the first quarter of fiscal 2009, compared to $0.32 in the first quarter of fiscal 2008, an increase of $0.10 or 31.3%.

Now I’ll provide a more detailed review of various components of our financial performance. Our Personal Care segment includes the following product lines: Appliances. Products in this group include hair dryers, curling irons, thermal brushes, hair straighteners, massagers, spa products, foot baths and electric clippers and trimmers. Key brands in this category include Revlon, Vidal Sassoon, Bed Head, Toni & Guy, Gold ‘N Hot, Sunbeam, Dr. Scholl’s, Hot Tools, Wigo and Health O Meter. Grooming, Skincare and Hair Products are included in the Personal Care segment. Products in this line include liquid hair styling products, men’s fragrances, men’s deodorants, food powder, body powder and skincare products.

Key brands include Brut, Sea Breeze, Skin Milk, Ammens, Vitalis, Condition 3-in-1, Final Net and Vitapointe. Brushes and Accessories are also included in the Personal Care segment. Key brands include Revlon, Vidal Sassoon, Bed Head and Karina. Personal Care net sales were $106.5 million during the first quarter of fiscal 2009 compared to $106.8 million in the first quarter of fiscal 2008. This is a decrease of $281,000 or 0.3%. First quarter net sales were down in Appliances and up in Grooming, Skin Care and Hair Products and Brushes and Accessories year over year. The Belson business, which we acquired effective May 1st, 2007, contributed $6.2 million of net sales for the quarter compared to $3.4 million of net sales in the same quarter last year. The decrease in Personal Care Appliance net sales compared to the same quarter last year was due to a difficult domestic retail environment, a reduction in the amount of inventory held by certain retail partners, a decrease in sales in our Health and Wellness Appliance categories and expanded product line offerings by certain competitors and a move by certain professional customers to replace branded merchandise with private label.

Our Housewares segment consists of the OXO business. OXO is a leader in providing innovative consumer products and tools in a variety of areas, including kitchen, cleaning, barbecue, bar ware, garden, automotive, storage and organization. Brands we sell include OXO Good Grips, OXO Steele, OXO SoftWorks and Candela. The Housewares segment’s net sales for the first quarter of fiscal 2009 were $38.5 million, compared to $33.4 million in the prior year first quarter. This is an increase of $5.1 million or 15.3% sales growth.

The sales increase resulted from a continuing trend of product mix expansions and geographic expansion in the United Kingdom and Japan. Gross profit for the first quarter of fiscal 2009 was $63 million, which is 43.5% of net sales, compared to $60 million or 42.8% of net sales in the prior year quarter. This represents an increase of $3 million, which is a 5% increase in dollar terms, and a 0.7% increase in percentage point terms. We continue to experience product sourcing cost pressures due to raw material price increases, changes in exchange rates, and labor cost increases. Despite these pressures, gross profit margin improved 70 basis points compared to the same quarter last year. To compensate for rising costs, we are implementing selling price increases when possible, introducing new products, sourcing from alternative suppliers and focusing on our internal cost. Selling, general and administrative expense for the first quarter of fiscal 2009 was $45.6 million, which is 31.4% of net sales, compared to $45.7 million, or 32.6% of net sales in the prior year first quarter.

This is a decrease of $122,000, or 0.3% decrease in dollar terms. In percentage terms, our SG&A dropped 1.2 percentage points. Selling, general and administrative expense includes a charge of $3.9 million for Linens ‘n Things’ accounts receivables that are estimated to be uncollectible, partially offset by pretax gains on casualty insurance settlements of $2.7 million. Interest expense for the first quarter was $3.5 million, which is 2.4% of net sales, compared to $4.1 million or 2.9% of net sales in the prior year first quarter. The decrease in interest expense is due to lower amounts of debt outstanding in the first quarter of fiscal 2009 compared to the first quarter of fiscal 2008. Income tax expense for the first quarter of fiscal 2009 was $1.6 million, compared to $1.3 million in the first quarter of fiscal 2008. First quarter income tax expense was 22% of pretax earnings, compared to 11.6% in the same quarter last year.

The effective tax rate for the current quarter was impacted by Linens ‘n Things’ bad debt charge, the gain on the insurance settlements and the impairment charges referred to previously. The year-over-year increase in tax expense is due to shifts in the mix of taxable income earned between the various high tax rate and low tax rate jurisdictions in which we conduct our business. I will now discuss our financial position. Our cash and temporary investment balance was $50.3 million at May 31st, 2008, compared to $59.4 million at May 31st, 2007. And we had no borrowings on our $50 million revolving line of credit. Our long-term investment balance was $47.1 million at May 31st, 2008, compared to zero at May 31st, 2007.

Accounts receivable were $114.6 million at May 31st, 2008, compared to $111.5 million at May 31st, 2007 on sales in the first quarter of the current fiscal year that were $4.8 million higher than the same period last year. Accounts receivable turnover improved to 68.5 days at May 31st, 2008, from 71 days at May 31st, 2007. Inventories at May 31st, 2008 were $149.7 million, a decrease of $6.5 million from May 31st, 2007. Inventory turnover improved to 2.4 times at May 31st, 2008, compared to 2.3 times at May 31st, 2007. Stockholders’ equity increased $46 million to $574 million at May 31st, 2008 compared to May 31st, 2007. I’ll now turn it over to Gerry for some additional comments and questions.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Operator, we are now open for questions.

Operator

Thank you. (OPERATOR INSTRUCTIONS) .

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

And our first question will come from Gary Giblen with Goldsmith and Harris.

Operator

Good morning, Gerry and Tom.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Good morning, Gary.

Gary Giblen - Goldsmith and Harris - Analyst

Could you give us a sense of how gross margins looked in the Personal Care segment, given that you had competitive and private label issues arising there?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Gary, as you know, we don’t disclose gross margins by segment, but I just want — you know, it looks like it’s holding steady right now, because we’re — as Tom mentioned, we do have increased costs, but we are increasing prices and introducing new products, so we’re holding our own there.

Gary Giblen - Goldsmith and Harris - Analyst

Okay. That’s helpful. And then are you appreciably closer to getting a meaningful acquisition accomplished now versus three months ago, or are sellers still looking for unrealistically high prices or — ?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

I don’t think we’re any closer than we were three months ago, but we are continuing looking. We have a lot on our look list. And I don’t think it has anything to do with price, it’s just finding the right acquisition. And hopefully in time, we will find the right acquisition that we’ll announce.

Gary Giblen - Goldsmith and Harris - Analyst

Gerry, you’re one of the most experienced people in the industry, so how does the consumer and retailer environment compare to let’s say the ‘70s and early ‘80s, which was a tough time too?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Well, I don’t know if I can remember back in the ‘70s, that far back, but everybody knows that the consumer is having a tough time because of gas prices, and traffic in many stores is down. But there are a lot of retailers that are doing better with promotional activities; so we sell everybody, so we’ve got a mix of customers that are doing better and we have customers that are doing worse. So I think in our commodities, most of our products are certainly what, under $30, $25, that it’s — it’s something that they do need. It’s not like they’re buying a house or a car. So hopefully, we’ll weather the storm and the economy will pick up.

Gary Giblen - Goldsmith and Harris - Analyst

Final question, then I’ll give up the floor. Is there any thought to when you might reintroduce guidance?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

No, we haven’t thought about it. We’re not doing it at the present time, and it’s something that we talk about all the time but we decided that at the present time we’re not giving any guidance. Thanks, Gary.

Operator

All right. We’ll now move on to Doug Lane with Jefferies, Incorporated.

Douglas Lane - Jefferies & Co. - Analyst

Thanks. Hi, good morning, everybody.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Good morning, Doug.

Douglas Lane - Jefferies & Co. - Analyst

Just a follow-up on the gross margin question. Is it safe to say that probably the single primary driver to the improvement in gross margins is the mix shift from Personal Care to OXO as OXO continues to grow much more rapidly?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Doug, that’s partial. But it’s also — we are discontinuing or dropping any low margin items, because it’s just not worth our while anymore. So that has an effect also by dropping the low margin items.

Douglas Lane - Jefferies & Co. - Analyst

Okay. And while we’re on the topic, how would you characterize the Belson business now versus the rest of the Personal Care Appliance business?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

I think it’s a good business. They have a good market share. They have good brands. One of the things that affected us this last quarter was supply, which we’re correcting. One of the major factories that produced Belson products and also Helen of Troy products closed down, and we have transitioned those — the tooling and the production — to other factories which are just getting started now. So they could have done much better last quarter if they had more supply of product, which we are correcting.

Douglas Lane - Jefferies & Co. - Analyst

Will there be some pent up demand carried into the second quarter here, do you think?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

No, I don’t think so. I mean, there’s always the pluses and the minuses, so -

Douglas Lane - Jefferies & Co. - Analyst

Okay.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Yes, I don’t think there is.

Douglas Lane - Jefferies & Co. - Analyst

Can you talk broadly about the Personal Care Appliance, or really the hair care appliance category, how’s the category performing, how do you think your market shares are holding up in the category with the competitive pressures, and just give us some brief overview there of the lay of the land in that area?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Well, in Personal Care Appliances, I think we’re holding our own. I think the business is soft. We’re introducing a lot of new products in some of our major retailers, professional and retail — retailers — come September. We have increased SKU count coming in September. So we’re looking — if the business and the economy gets better, we think that we’re in a better position come September when we have more products on the shelf.

Douglas Lane - Jefferies & Co. - Analyst

Okay. Now, if I remember right, there was a — in the brushes and combs and accessories area, there was a loss of a customer. Can you refresh my memory there and when does that anniversary?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

I think there was a decrease of a major customer. I don’t think that there was a loss of a major customer.

Douglas Lane - Jefferies & Co. - Analyst

There was an event there, right?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

Gary, we lost a product line with a customer and we also lost a distributor which was much smaller customer early last year.

Douglas Lane - Jefferies & Co. - Analyst

Tom, this is Doug. What time do you think about last year, about this time last year, so that should be pretty much behind us?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

I don’t remember exactly, but I know it was early in the year.

Douglas Lane - Jefferies & Co. - Analyst

Okay. Fair enough. And then let’s — if we could talk about OXO for a little while. You know, continued to deliver strong numbers. OXO’s still, you know, largely in the United States and so the success you’ve had in the U.S. with OXO in such a difficult time, what do you think is really driving that? And could you talk a little bit more specifically about new productivity at OXO this year?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Okay. On new product activity — I’ll talk about that first. You know, they always have somewhere around 100 different items in the pipeline. So they’re introducing products all the time. And as you know, their business is doing very well. You know, there could be a lot of reasons for it. It is certainly the new products. It may be also that consumers are not going to restaurants and staying home and cooking, but their business has done very, very nicely. And also, the international business has done very well in the U.K. and in Japan, where we took over the distributorships, they’re both doing very, very well. If you would like to see — or anybody would like to see — all their new products, you can go to oxo.com, their website. They post all their new products there. And like I said, they’re constantly adding new products all the time.

Douglas Lane - Jefferies & Co. - Analyst

Oh, good. Okay. And so you have any kind of market share information for OXO? Is there any kind of — any way you could fix in the context of the category?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

I don’t have it but I could get it for you, if it’s available.

Douglas Lane - Jefferies & Co. - Analyst

I was just curious as to how big the category is versus where OXO is and how much room there is to continue to take market share.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Yes.

Douglas Lane - Jefferies & Co. - Analyst

Lastly, Tom, did you give us an FX benefit in the quarter?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

I’m sorry, what was the question?

Douglas Lane - Jefferies & Co. - Analyst

Did you give us a benefit from currency exchange in the quarter?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

No, I didn’t. That will be in the Q that’s going to probably be filed tomorrow.

Douglas Lane - Jefferies & Co. - Analyst

Tomorrow. Okay. Thank you.

Operator

And Mimi Noel from Sidoti & Company has our next question.

Mimi Noel - Sidoti & Company - Analyst

Gerry, you’ve talked about how you believe you’re poised to take advantage of the current environment that we’re in. Can you talk to me a little about what you’re doing differently now versus a year ago or two years ago?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Well, in each category it’s a little different. But in Personal Care, Professional Appliances, we have developed a lot of new products that we think will be accepted favorably in the marketplace. Some are in more popular price points, and the initial reaction from the consumer looks good. And — or from the customers. But as I mentioned, it’s going to be around September time when we release most of the product.

Mimi Noel - Sidoti & Company - Analyst

Okay. I mean, you’ve always been pretty good at keeping your product fresh, though. That doesn’t sound like a different strategy from the tact you took a couple of years ago. Is there a nuance that I’m missing?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

No, it’s just we’re — we’re just adapting to the marketplace with some more promotional merchandise that the market needs. We’ve always had promotional merchandise in good, better, best and we just expanded the range.

Mimi Noel - Sidoti & Company - Analyst

Okay. And with any given retailer, how many times a year do you — can you introduce new products or raise prices on those retailers?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Okay. It depends on the retailer. Major planogram changes occur once a year; less than major, minor ones, occur also during the year. So I would say in the retail field it’s twice a year. In the professional business it’s any time we come out with products, it’s when we introduce them.

Mimi Noel - Sidoti & Company - Analyst

Okay. Okay. And then Tom, some housekeeping questions for you, if you don’t mind. What is the status of the current share buyback authorization?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

We have 157,000 shares that are still available to be repurchased.

Mimi Noel - Sidoti & Company - Analyst

Okay. And did you buy back any shares in the quarter?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

Yes, we did.

Mimi Noel - Sidoti & Company - Analyst

Can you tell me how many or how much you spent?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

I’m looking it up as we speak. We bought back 187,000 we have 153,000 left that we can buy.

Mimi Noel - Sidoti & Company - Analyst

Okay.

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

As of the end of May.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Under the current program.

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

Under the current program.

Mimi Noel - Sidoti & Company - Analyst

Okay.

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

As we explained last quarter, when we run out of this buyback, the process is to go back to the Board and ask for authorization. We feel that there will be another program authorized.

Mimi Noel - Sidoti & Company - Analyst

Okay. There’s a good history there is what you’re saying?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

Yes.

Mimi Noel - Sidoti & Company - Analyst

Okay. And then the last question, Tom, I had for you is, can you characterize what’s in the long-term investments? As you and I discussed last time, you’re moving away from the auction rate securities.

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

What is in there is remaining auction rate securities. During the quarter, we reduced our exposure to auction rate securities about $15 million, but we have $47 million of it remaining.

Mimi Noel - Sidoti & Company - Analyst

Okay.

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

And they’re all student loan auction rate securities that are guaranteed by the government.

Mimi Noel - Sidoti & Company - Analyst

Okay. That’s all I have. Thank you.

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

Thank you, Mimi.

Operator

And from Wachovia we have Steve Friedman.

Steve Friedman - Wachovia - Analyst

Good morning, Gerry and Tom and Bob. Congratulations on an excellent quarter in such a difficult environment.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Thanks, Steve.

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

Thank you, Steve.

Steve Friedman - Wachovia - Analyst

Most of my questions have been somewhat answered, but just a brief comment on the changes in the gross margin, which increased 70 basis points and the SG&A, which decreased about 120 or about 2% swing you had. You indicated you couldn’t comment exactly on where the gross margin increased. But could you comment, is the SG&A due to the increased efficiency of the new warehouse — and a good portion there?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

The SG&A, some of the improvement is due to the warehouse. Some of it is due to lower advertising during the quarter. And there was a negative in there also, our outbound freight cost as a percent went up year-over-year. So we have some benefits, but there’s also a negative.

Steve Friedman - Wachovia - Analyst

Even with the outbound freight cost you still were able to decrease about 120 basis points?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

Yes. And as I explained also, there’s — in SG&A, there’s about another — there’s a net of $1.2 million between the bad debt write-off and the gain on the -

Steve Friedman - Wachovia - Analyst

Insurance?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

Insurance. That’s included in there also.

Steve Friedman - Wachovia - Analyst

All right. Also, with the write-offs on — the non-cash write-offs on the impairment charges, you still incurred a tax expense close to double that. Is that due to more OXO business in a higher taxed jurisdiction in the United States?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

What’s happening is, we’re expanding our business outside the United States. We’re incurring — we’re operating in higher tax rate jurisdictions, and our tax rate is creeping up some. I think you can’t make a determination on one quarter because there’s some ebb and flow. I think you kind of need to look at a longer run, and I would say that our tax rate on a longer term period will probably be 12 to 15%.

Steve Friedman - Wachovia - Analyst

All right. Thank you very much; and again, great quarter in a tremendously difficult environment.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Thank you, Steve. Appreciate it.

Operator

And we’ll now hear from [John Curry] with Principal Global Investments.

John Curry - Principal Global Investments - Analyst

Good morning. Could you please tell us what you expect for capital spending this year?

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

This is Tom Benson. Our — what I call maintenance capital spending is usually 5 to $7 million a year. At this time, we have no major projects planned. If we do acquisitions, you know, which we hope to do, that could change. But 5 to $7 million is an ongoing run rate.

John Curry - Principal Global Investments - Analyst

And then, what’s kind of the outlook for your costs for raw materials and production coming out of the Far East for the remainder of the year? We’ve been hearing a lot about price increases sourcing out of China and the Far East, as well as we’re seeing price of energy go up — plastics, et cetera. And your ability to offset that with price increases.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

You know, based, John, on everything that’s going on in China, prices will be going up during the year. I don’t know for how many years it will go up, but I know for this year, based on the oil prices and copper prices and inflation and then the exchange rate, and the factories are paying the employees more and all those things; yes, the — we know that prices go up because we get price increases almost daily, and we try to offset that by what we can get in the marketplace in increases. And we’ve been holding our own, as we just discussed, with the gross profit increasing slightly. So that’s our challenge, is trying to keep up with the price increases from overseas.

John Curry - Principal Global Investments - Analyst

Are there any couple of either commodities or items that are particularly going to be particularly difficult to offset, maybe the balance of the year, that could cause some pressure on margins? Is there plastic?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

As I mentioned, a lot of the items that we sold last year at low prices and because of price increases, we weren’t able to get price increases on some of the products. We have dropped some products if we just can’t make any money on them. But even with that, we did show a slight increase in sales. But we are not going — we’re not in the business of selling products below cost and we need to hold our profits. So we increase on every item that we can.

John Curry - Principal Global Investments - Analyst

All right. Thank you.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Okay.

Operator

Thank you. From Wedbush Morgan we have Rommel Dionisio.

Rommel Dionisio - Wedbush Morgan Securities, Inc. - Analyst

Good morning. During your prepared comments you talked about increased private label penetration. Could you just delve a little more into that? Is it because you’re deliberately exiting some of these lower price products or is it the price increases that you’re taking that is causing the retailer to give them more incentive to go private label? Could you just talk a little bit more about that, please?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Yes, I think Tom mentioned that in his remarks. But what it is, and there are a couple of customers in the professional business that have decided that they want us — or that had decided that they were going to source directly with their own brands, but that is quickly changing. I know one of them is changing and adding more SKUs to us because they’re having problems getting delivery and because of increased costs. So private label — I know that you write about it in your report — is not a major factor. There isn’t any major customer that we have that’s thinking of going more private label. The reverse is actually happening, that some of the customers are coming back away from private label because of the brand didn’t sell well or they’re having a supply problem getting product, and the low cost that they thought they were going to derive by importing from the Orient just didn’t happen. So that’s not really an issue at Helen of Troy private label.

Rommel Dionisio - Wedbush Morgan Securities, Inc. - Analyst

Good. And just a follow-up question. I think in response to a question, Tom talked about lower advertising. Could you just expand a little more on that? Was it just a timing shift or was there a deliberate thought to lower advertising expense going forward?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

No, I think it’s a timing shift. Some of our advertising from the previous year had gone into the first quarter, but we have major advertising programs coming up for back-to-school and Christmas, as we’ve had in the past. So no, we’re not getting away from advertising. All of our products will be advertised in print and on television for the back-to-school and for the fall season.

Thomas J. Benson - Helen of Troy Ltd - CFO & SVP-Finance

This is Tom Benson. We’ve also changed some of the format of doing our advertising this year. We’ve done a lot more promotional driven and couponing, which comes out of sales, versus media advertising which goes in SG&A. So some of the geography of the advertising has changed. My comments were in response to what has changed in SG&A and the amount of advertising SG&A has gone down. We have moved some of it up into — it comes out of gross sales to get to net sales.

Rommel Dionisio - Wedbush Morgan Securities, Inc. - Analyst

Perfect. Thanks very much.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Thank you.

Operator

(OPERATOR INSTRUCTIONS). We’ll now take a follow-up question from Gary Giblen.

Gary Giblen - Goldsmith and Harris - Analyst

Yes, hi. Thanks. You guys mentioned destocking as one of the challenge factors relative to Appliances within Personal Care. But what about the lotions and liquids and other parts of Personal Care? Is destocking a pressure there?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Gary, I’m sorry, I forgot to talk about the Vidal. Also, yes, they are increasing their prices because they use plastic bottles. There’s alcohol, the freight costs have gone up. They have the same situation as Helen of Troy Appliances have, but just different commodities.

Gary Giblen - Goldsmith and Harris - Analyst

In terms of retailers rationalizing SKUs, is that happening in the Vidal part of Personal Care?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

No, no. All the retailers, of course, are under pressure to do more business and we’re working closely with all the retailers to try to increase their business and of course increase ours. They all want increased business and we want increased business, so we work together with them to make that happen.

Gary Giblen - Goldsmith and Harris - Analyst

Are your brands value — is Vidal value priced?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

No, no, it is not. You can go to some of the major retailers, you’ll see most of their products are in the $5.99, $6.99 category. Value is — what I’m reading is the Dollar Stores, stuff under a dollar, and the answer is no, you don’t find our products there.

Gary Giblen - Goldsmith and Harris - Analyst

But within a category, Vidal is priced about in the middle of its -

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

It’s always been — the prices haven’t gone down and I think they probably have gone up retail-wise over the year — over the years.

Gary Giblen - Goldsmith and Harris - Analyst

Okay. Thank you for the clarification.

Operator

Thank you. And we’ll now take a follow-up question from Mimi Noel.

Mimi Noel - Sidoti & Company - Analyst

Thank you. Gerry, I do have one more. In listening to you talk a bit about Belson and the sourcing that you’re doing there for the business at large, particularly in the appliance segment, do you ever explore shifting production to another geography, perhaps like Vietnam, where you might have greater cost savings or be able to offset the cost increases in China, or is that too much risk to fulfillment to explore that?

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

We’re always looking at other countries to produce our product. We do make, mainly in Southeast Asia — Vietnam that you mentioned may be lower priced for some manufacturers, but we’ve looked into it. Labor may be cheaper, but the cost to get the materials there, there’s all — there’s a lot of things going on.

Mimi Noel - Sidoti & Company - Analyst

Offset, okay.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

I don’t think Vietnam is certainly the answer. I think China still is a low cost manufacturer; even though prices are higher, it’s still cheaper to make there than to make in any other country.

Mimi Noel - Sidoti & Company - Analyst

Okay. That’s helpful. Thank you.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Thank you.

Operator

(OPERATOR INSTRUCTIONS). And gentlemen, it appears that we have no further questions. I’ll turn the conference back over to Gerald Rubin to conclude the conference.

Gerald J. Rubin - Helen of Troy Ltd - Chairman, CEO & President

Thank you, everyone, for participating and listening to our first quarter results, and I look forward to talking to you on our send quarter results. Thank you, again.

Operator

And that does conclude today’s conference call. Thank you for your participation. Have a great day.